EXHIBIT A


			    AMENDMENT NO. 1 TO

			   TAX SHARING AGREEMENT


This Amendment No. 1 dated as of November 10, 1989 to the Tax Sharing Agreement ("Agreement") of October 17, 1988 by and among AIR & WATER TECHNOLOGIES CORPORATION, formerly known as R-C HOLDING INC., a Delaware corporation ("AWT"), RESEARCH-COTTRELL, INC., a New Jersey corporation and, as of the date hereof, a wholly-owned subsidiary of AWT ("R-C"), and METCALF & EDDY COMPANIES, INC., a Delaware corporation and, as of the date hereof, a subsidiary of R-C ("M&E").

WHEREAS, AWT, R-C and M&E are parties to the Agreement; and

WHEREAS, the parties desire to make certain amendments thereto;

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Paragraph l(b) of the Agreement is hereby amended by adding at the end thereof the following:

	 "except that any corporation which is included in the audited financial statements of the M&E group shall be considered a member of the M&E affiliated group as that term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), even if that corporation fails to satisfy the 80% stock ownership requirement for being included in a consolidated federal income tax return with M&E as if M&E were the common parent."

2. Paragraph 3 (b)(iii) is hereby amended by striking the word "and" at the end thereof and substituting in lieu thereof the following:

	 "; however AWT and R-C agree that M&E shall be paid for any tax credits it generates if not used to reduce the Consolidated Group's consolidated federal tax liability at the date the Consolidated Group's right to use such credits on a carry-forward basis expires, and"

3. Paragraph 8 is hereby deleted in its entirety and the following substituted in lieu thereof:

	 "In the event that the Consolidated Group (or any member thereof) is required or elects to file unitary, combined or consolidated state, local or foreign income tax returns, all of the principles embodied in this agreement shall apply in connection with the determination and allocation of such of such tax liabilities among the appropriate members of the Consolidated Group except that if AWT joins in filing a unitary, combined or consolidated income tax return, M&E shall be entitled on a current basis to a pro rata share of any tax benefit resulting thereby even if AWT, the contributor of the benefit, is eligible to carry forward such benefit to future years."

4.       This Amendment No. 1 shall be effective as of November 1, 1988.

Except as specifically amended above, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreement on the day and year first above written.

			   AIR & WATER TECHNOLOGIES CORPORATION



			   By:
			      ---------------------------------
			      Executive Vice President



			   METCALF & EDDY COMPANIES INC.



			   By:
			      ---------------------------------



			   RESEARCH-COTTRELL, INC.



			   By:
			      ---------------------------------